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                                                                      EXHIBIT 15


                       [LETTERHEAD OF COOPERS & LYBRAND]



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.  20549



We are aware that our report dated December 11, 1996, on our review of the interim consolidated financial information of The Limited, Inc. and Subsidiaries for the thirteen-week and thirty-nine-week periods ended November 2, 1996 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-
14049, 33-22844, 33-44041, 33-49871, 333-04927, 333-04941, and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832, and 33-53366. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                         /s/ COOPERS & LYBRAND L.L.P.
                                             COOPERS & LYBRAND L.L.P.





Columbus, Ohio
December 11, 1996